Exhibit 16.1

June 25, 2025

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 of Form 8-K of Premier Air Charter Holdings, Inc. dated June 19, 2025, and are in agreement with those statements.

/s/ Macias Gini & O'Connell LLP

Irvine, California